UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  November 21, 2018
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CUSTOMERS BANCORP, INC.
(Exact Name of Registrant as specified in its charter)
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Pennsylvania	001-35542	27-2290659
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1015 Penn Avenue Suite 103 Wyomissing PA 19610
(Address of principal executive offices, including zip code)

(610) 933-2000
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 26, 2018, Customers Bancorp, Inc. (the "Company") issued a press release announcing the appointment of Carla A. Leibold as the Chief Financial Officer of the Company and its subsidiary, Customers Bank (the "Bank").  Ms. Leibold, who had been serving as the Company's Executive Vice President, Chief Accounting Officer and Controller, is replacing Robert E. Wahlman, who had been serving as the Company's Executive Vice President and Chief Financial Officer.  The appointment of Ms. Leibold and Mr. Wahlman's departure were effective November 21, 2018.  Mr. Wahlman's departure was not due to any dispute or disagreement on any matter relating to operations, policies, practices, or accounting principles.

The Company also announced the appointment of Jeffrey C. Skumin as the Chief Accounting Officer and Controller of the Company and the Bank.  Mr. Skumin, who had been serving as the Company's Senior Vice President and Accounting Policy & SEC Reporting Director, is assuming the positions formerly held by Ms. Leibold.  His appointment also was effective November 21, 2018.

Ms. Leibold, 51, joined the Company in 2013 as Senior Vice President, Chief Accounting Officer and Controller and was promoted to Executive Vice President, Chief Accounting Officer and Controller earlier in 2018.  Prior to joining the Company, she served as the principal accounting officer for the Federal Agricultural Mortgage Corporation ("Farmer Mac") from December 2012 until June 2013.  She also served as Vice President – Controller of Farmer Mac from October 2010 until June 2013, and as the Director of Accounting and Financial Reporting of Farmer Mac from July 2007 until October 2010.  Ms. Leibold started her career in public accounting and held various roles of increasing leadership responsibility at SLM Corporation (Sallie Mae) and the Federal Home Loan Mortgage Corporation (Freddie Mac).  She holds a B.S. in Accounting from The Pennsylvania State University, is an actively licensed Certified Public Accountant and a member of the American Institute of Certified Public Accountants. In connection with her promotion, Ms. Leibold's base salary has been increased to $300,000 per year.

There are no arrangements or understandings pursuant to which Ms. Leibold was appointed as an officer, and there are no related party transactions reportable under Item 404(a) of Regulation S-K with respect to Ms. Leibold.

Mr. Skumin, 42, joined the Company in October 2017 as VP – Assistant Controller of Financial Reporting & Accounting Policy and was promoted in August 2018 to Senior Vice President and Accounting Policy & SEC Reporting Director. His responsibilities with the Company have included the preparation and review of the Company's SEC filings and earnings releases, the analysis of new accounting pronouncements and policies, the development of accounting policies, and assistance in the evaluation of proposed transactions for accounting and financial reporting implications. Prior to joining the Company, Mr. Skumin served as a partner at Baker Tilly Virchow Krause, LLP (formerly ParenteBeard LLC) since January 1, 2013, where his practice focused on audits of community based financial institutions.

There are no arrangements or understandings pursuant to which Mr. Skumin was appointed as an officer, and there are no related party transactions reportable under Item 404(a) of Regulation S-K with respect to Mr. Skumin.

The press release relating to these events is included as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 26, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUSTOMERS BANCORP, INC.

By:  /s/ Carla A. Leibold
  Name:  Carla A. Leibold
Title:  Executive Vice President and Chief Financial Officer

Date: November 26, 2018

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 26, 2018.